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                                                                  Exhibit 23.2
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                         INDEPENDENT AUDITORS' CONSENT


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Brandywine Realty Trust of our report dated June 19, 1997 included in the Current Report on Form 8-K dated June 26, 1997 of Brandywine Realty Trust and to all references to our firm and our report dated June 19, 1997 included in the Prospectus in the Registration Statement.


                                        /s/ Zelenkofske, Axelrod & Company, Ltd.
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                                        Zelenkofske, Axelrod & Company, Ltd.

Jenkintown, Pennsylvania
May 18, 1998